UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-31923	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 1, 2005, the Company filed a Form 8-K (the “Original Form 8-K”) reporting the Company’s decision to sell its Capital Equipment Business Segment; however, at that time, the Company was unable in good faith to make a determination of the estimate the costs that may be incurred in connection with the divestiture. This Amendment No. 1 on Form 8-K/A is being filed solely to update the Company’s disclosure contained in the Original Form 8-K to include certain of those estimates.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 30, 2007, the Company entered into an Asset Purchase Agreement to sell, and sold, its Genomic Solutions Division and its Belgian subsidiary, Maia Scientific, both of which were part of the Company’s Capital Equipment Business Segment. Accordingly, the Company is able to estimate the costs associated with the divestiture of this portion of its Capital Equipment Business Segment to be between approximately $0.8 million and $1.0 million of legal and investment banking fees, a majority of which was included in the Company’s previously reported financial results for periods ended on or before September 30, 2007, and a loss of approximately $4.0 million. The Company estimates that, of these costs, between approximately $0.3 million and $0.4 million are expected to result in future cash expenditures. The foregoing loss does not include the various asset impairment charges that the Company has recorded through September 30, 2007 relating to the Capital Equipment Business Segment, all of which have been previously disclosed in the Company’s Forms 10-K and 10-Q. The remaining portion of the Company’s Capital Equipment Business Segment now consists of the Company’s COPAS flow cytometry product line, which the Company intends to pursue the sale of in a separate transaction. The Company is unable to estimate the costs and gain or loss that may be incurred in connection with the divestiture of this remaining portion of its Capital Equipment Business Segment at this time, and will further amend the Original Form 8-K when it is able to do so. The Company will continue to report the remaining portion of its Capital Equipment Business Segment as a discontinued operation.

This Amendment No. 1 to Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the word “estimates” and similar expressions that do not relate to historical matters. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause our actual results to differ materially from those in the forward-looking statements include the Company’s and its service providers’ ability to estimate fees and final operating results and financial position of the disposed businesses, plus factors described under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and subsequent Quarterly Reports on Form 10-Q or described in our other public filings. Our results may also be affected by factors of which we are not currently aware. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: December 6, 2007	By:	/s/ Bryce Chicoyne
Bryce Chicoyne
Chief Financial Officer